News From

Buena, NJ 08310

Release Date: April 14, 2006

Contact:	Frank Gerardi
Chairman & Chief Executive Officer
IGI, Inc.
856-697-1441 ext. 102
www.askigi.com

IGI, INC. ANNOUNCES HIGHLIGHTS & EARNINGS FOR 2005

BUENA, NJ April 14, 2006 - IGI, INC. (AMEX: IG) a technology company focused on the development of custom products using the patented Novasome® delivery technology today announces highlights and earning for 2005.

Highlights
*

10 year extension of the exclusive license from Novavax for the use of the Novasome nanotechnology, miceller nano-particles (MNP) and the Ultrasponge Technology for use in human dermatological products for localized usage at the delivery zone, including cosmetics, consumer products, photographic chemicals and other specialty chemicals, which include blood substitutes containing hemoglobin and other oxygen carrying materials. The Novamix machine used in the process for making Novasomes is also included in the license.

* Animal vaccines and pharmaceuticals are also included in the license.
* The Avian Bird Flu H5N1 has sparked interest in our Novasome animal vaccine technology and the company is exploring all avenues of interest.
* The exclusive rights to the technologies also includes flavors, fragrances, herbicides, insecticides, pesticides and other applications
* Developed an anti-aging skin care line under the brand name Miaj. The first 10 products will be available in May. www.miaj.com.
*

Positive clinical data on our Pure Vitamin C Serum that stays clear and stable for two years. 94% reported an improvement in fine lines, 88% reported a reduction in crow's feet and 88% reported an improvement in skin firmness.

* The Company is currently in negotiations for a possible strategic alliance with other companies.

Fiscal 2005 Financial Results

Total revenues for 2005 were $2,867,000, which represented a decrease of $691,000 from revenues of $3,558,000 in 2004. Licensing and royalty income of $870,000 in 2005 decreased by $137,000 compared to 2004, primarily as a result of a $300,000 payment from Tarpan Therapeutics in 2004 partially offset by higher royalties from Estee Lauder in 2005. The Company had a net loss of $1,298,000, or $(.11) per share, in 2005 compared to a net loss of $892,000, or $(.08) per share, in 2004.

Product sales of $1,997,000 in 2005 decreased $554,000, or 21%, compared to 2004 due mainly to lower product sales in 2005 to Estee Lauder, the Company's major customer, but were partially offset by higher sales to Genesis, Albrian, and other customers. In accordance with the amendment to our license agreement with Estee Lauder, we have completely ceased manufacturing products for Estee Lauder and the only source of revenue from Estee Lauder is royalty income. This accounts for the majority of the decrease in product sales in 2005. However, we continue to be an approved manufacturing facility for Estee Lauder and they may, from time to time, provide us with contract manufacturing.

Cost of sales increased by $667,000, or 53%, in 2005 as compared to 2004. As a percentage of product sales, cost of sales increased from 49% in 2004 to 96% in 2005. The increase in cost of sales partially relates to material and labor costs for plating being included for 2005. The costs for the plating operations, which

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amounted to $256,000 far exceeded the amount of sales revenue of $11,000 generated by this operation. The Company experienced a change in the product mix being sold from the decrease in sales to Estee Lauder, which had higher gross margins, to lower gross margin products. There was also a change in the expense allocation of fixed overhead costs due to the addition of the plating department; this increased the percentage of costs allocated to the cost of sales area by 15% or approximately $122,000. The absorption of overhead costs was less in 2005 due to a decrease in production related to the decrease in sales. In addition, a non cash impairment charge of $175,000 was recorded in 2005 relating to the equipment for the metal plating division that has temporarily ceased operations. No impairment charge was recorded in 2004.

Selling, general and administrative expenses decreased by $120,000, or 7%, from $1,798,000 in 2004 to $1,678,000 in 2005. These expenses were 51% of revenues for 2004 compared to 58% in 2005. The decrease is primarily due to severance fees in the amount of $231,000 and plating line set up costs of $68,000 recorded in 2004, offset by higher marketing expenses related to the plating line of $68,000 and higher professional fees of $95,000 in 2005.

Product development and research expenses decreased by $778,000 in 2005, or 45%, compared to 2004. The decrease is a result of the Company recording a $545,000 non cash expense in 2004 related to the fair value of 300,000 stock options granted to Dr. Holick under his license agreement and 25,000 stock options granted to Dr. Holick for his service on the Scientific Advisory Board, plus a cash payment of $232,000 made to Dr. Holick in accordance with his license agreement. The Company has also made a $50,000 cash payment in the third quarter of 2004 to the University of Massachusetts in accordance with the license agreement between the Company and the University.

Interest expense amounted to $4,000 (net of income) in 2005 compared to interest income of $25,000 in 2004. The Company had no interest expense in 2004 and only recorded income related to marketable securities and overnight investments of our daily cash balance. The interest expense in 2005 relates to the short term notes payable recorded in 2005.

IGI is a company committed to growth by applying proprietary technologies to achieve cost-effective solutions for varied customer needs. IGI offers the patented Novasome® lipid vesicle encapsulation technology which contributes value-added qualities to cosmetics, skin care products, dermatological formulations and other consumer products, providing improved dermal absorption, low potential for irritations, controlled and sustained release as well as improved stability. IGI has licensed Novasome® lipid vesicle encapsulation technology to leading global dermatological and skin care companies including Johnson & Johnson Consumer Products, Inc., Estee Lauder Companies, Chattem Inc., Genesis Pharmaceutical, Inc. and Apollo Pharmaceutical, Inc., and recently sub-licensed the rights to obtain FDA approval for and market IGI's PTH (1-34) compound using Novasome® lipid vesicle encapsulation technology for psoriasis, which is slated for Phase II clinical trials, to Manhattan Pharmaceuticals, Inc. IGI is also exploring the licensing of the topical PTH (7-34) compound for the prevention/treatment of chemotherapy induced-alopecia in patients undergoing chemotherapy.

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

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IGI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
December 31, 2005
(in thousands, except share and per share information)

2005

ASSETS
Current assets:
Cash and cash equivalents	$365
Restricted cash	50
Accounts receivable, less allowance for doubtful accounts of $30	268
Licensing and royalty income receivable	147
Inventories	261
Prepaid expenses and other current assets	83

Total current assets	1,174
Property, plant and equipment, net	2,909
License fee	1,000
Other assets	52

Total assets	$5,135

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$350
Accrued expenses	218
Income taxes payable	2
Note payable- related party	1,015
Deferred income	90

Total current liabilities	1,675
Deferred income	102

Total liabilities	1,777

Commitments and contingencies (Notes 13 and 14)

Stockholders' equity:
Common stock, $.01 par value, 50,000,000 shares authorized;
14,484,519 shares issued and 12,518,779 shares outstanding	145
Additional paid-in capital	25,073
Accumulated deficit	(20,465)
Less treasury stock, 1,965,740 shares at cost	(1,395)

Total stockholders' equity	3,358

Total liabilities and stockholders' equity	$5,135

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IGI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended December 31, 2005 and 2004
(in thousands, except share and per share information)

	2005	2004

Revenues:
Sales, net	$1,997	$2,551
Licensing and royalty income	870	1,007

Total revenues	2,867	3,558

Costs and Expenses:
Cost of sales (including an impairment charge in 2005 for
equipment of $175,000)	1,920	1,253
Selling, general and administrative expenses	1,678	1,798
Product development and research expenses	949	1,727

Operating (loss)	(1,680)	(1,220)
Interest income (expense), net	(4)	25
(Loss) on sale of investment securities	(74)	-
Other income, net	181	13

Loss from operations before (benefit) for income taxes	(1,577)	(1,182)
(Benefit) for income taxes	(279)	(290)

Net (loss)	$(1,298)	$(892)

Basic and Diluted (Loss) Per Common Share
Net (loss) per share	$(.11)	$(.08)

Weighted average shares of common stock outstanding
Basic and diluted	11,971,337	11,547,791

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